UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 9, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

IA Global Inc. (the “Company”) announced that it has signed a long term Business Processing and Marketing Services Agreement with HTMT Global Solutions Ltd (HTMT). The Company’s Philippine subsidiary Global Hotline Philippines (GHP) will immediate commence working on sales and marketing promotional activities under this agreement. GHP will also extensively use HTMT’s world class infrastructure, certifications, and extensive call center facilities to deliver services to GHP’s growing client base. Once the particular call center services are identified, the parties will enter into a contract describing such services and payments. Under a revenue sharing and collocation basis GHP can now undertake large scale outsourcing projects without the need to infuse new capital to build out additional call center facilities. IA Global and GHP decided to work with HTMT after reviewing the excellence of HTMT’s business operations and the close cultural fit between the respective organizations.

A copy of the Business Processing and Marketing Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release dated January 9, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Business Processing and Marketing Services Agreement dated January 9, 2009 by and between IA Global, Inc. and HTMT Global Solutions Limited.

99.1	Press release dated January 9, 2009 announcing the signing of the Business Processing and Marketing Services Agreement with HTMT Global Solutions Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: January 9, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer